EXHIBIT 5.1

March 15, 2005

Boston Private Financial Holdings, Inc.

Ten Post Office Square

Boston, Massachusetts 02109

Re:	Legality of Securities to be Registered

under Registration Statement on Form S-3

Ladies and Gentlemen:

This opinion is delivered in our capacity as counsel to Boston Private Financial Holdings, Inc. (the “Company”) in connection with the Company’s registration statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the sale from time to time of an indeterminate amount of (1) debt securities (“Debt Securities”), (2) shares of preferred stock, par value $1.00 per share (“Preferred Stock”), (3) shares of common stock, par value $1.00 per share (“Common Stock”), (4) depositary shares representing interest in Preferred Stock (“Depositary Shares”) and/or (5) warrants to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”), or any combination thereof, with an initial aggregate public offering price of up to $225,000,000 (such securities being referred to collectively as the “Securities”). The Registration Statement provides that the Securities may be offered separately or together, in separate series, in amounts, at prices and on terms to be set forth in one or more prospectus supplements (each a “Prospectus Supplement”) to the prospectus contained in the Registration Statement.

We have examined such documents and made such other investigation as we have deemed appropriate to render the opinions set forth below. For purposes of our examination, we have assumed and have not independently verified the legal capacity of all natural persons, the genuineness of all signatures, the conformity to originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of such copies. As to facts material to our opinions, we have relied, without independent verification, upon certificates, documents, statements and other information of the Company or representatives or officers thereof.

Boston Private Financial Holdings, Inc.

March 15, 2005

Members of our firm are admitted to practice in the Commonwealth of Massachusetts. We express no opinion as to the laws of any other jurisdiction other than those of the United States of America and the Commonwealth of Massachusetts, and also express no opinion with respect to the blue sky securities laws of any state, including Massachusetts.

Based upon the foregoing and subject to the additional qualifications and assumptions set forth below, we are of the opinion that:

1.	when specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization, and upon receipt by the Company of the consideration provided for in such authorization (which consideration is not less than the par value), or when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, the Common Stock will be legally issued, fully paid and nonassessable.

2.	when specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and when issued as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization, and upon receipt by the Company of the consideration provided for in such authorization (which consideration is not less than the par value), or when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, the Preferred Stock will be legally issued, fully paid and nonassessable.

3.	when (i) the terms of the Warrants and the applicable warrant agreement are established or authorized and the Warrants are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and (ii) the Warrants are duly executed by the Company, all conditions for delivery of the Warrants established by the authorization of the Company’s Board of Directors or an authorized committee thereof have been met and the Warrants are delivered by the Company against payment therefor, as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization, the Warrants will be binding obligations of the Company.

4.

when (i) the terms of the Depositary Shares and the applicable deposit agreement are established or authorized and the depositary receipts evidencing the Depositary Shares are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and (ii) the depositary receipts evidencing the Depositary Shares are duly executed by the Company, all conditions for delivery of such depositary receipts established by the authorization

Boston Private Financial Holdings, Inc.

March 15, 2005

of the Company’s Board of Directors or an authorized committee thereof have been met and such depositary receipts are delivered by the Company against payment therefor, as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization, the depositary receipts evidencing the Depositary Shares will entitle the holders thereof to the rights specified in such depositary receipts.

5.	when (i) the terms of a series of Debt Securities and the applicable indenture are established or authorized and the Debt Securities are specifically authorized for issuance by the Company’s Board of Directors or an authorized committee thereof and (ii) such Debt Securities are executed and authenticated, as specified in the relevant indenture, all conditions for delivery of the Debt Securities established by the authorization of the Company’s Board of Directors or an authorized committee thereof have been met and the Debt Securities are delivered by the Company against payment therefor, as described in the Registration Statement and a Prospectus Supplement that is consistent with such authorization or (iii) when issued upon valid exercise of Warrants that have been duly authorized by all requisite corporate action and validly issued, the Debt Securities will constitute binding obligations of the Company, enforceable in accordance with the terms of such series.

The foregoing assumes that (i) all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities, (ii) there is a sufficient number of authorized but unissued Common Stock or Preferred Stock available for issuance under the Amended and Restated Certificate of Incorporation of the Company, as amended (the “Certificate of Incorporation”), in connection with the issuance of the Securities being issued under the Registration Statement, (iii) in the case of Preferred Stock and Depositary Shares, an amendment to the Certificate of Incorporation has been filed with the Secretary of State of the Commonwealth of Massachusetts establishing the terms of the Preferred Stock to be issued, with respect to which Depositary Shares are issued, (iv) in the case of Depositary Shares, a deposit agreement will have been executed and delivered by the Company (and any other maker thereof), (v) in the case of the Warrants, a warrant agreement will have been executed and delivered by the Company (and any other maker thereof) and (vi) in the case of the Debt Securities, the applicable indenture governing the terms of a series of Debt Securities will have been executed and delivered by the Company.

To the extent that the obligations of the Company with respect to the Securities may be dependent upon such matters, we assume for purposes of this opinion that the other party under the warrant agreement for any of the Warrants, under the deposit agreement for any of the Depositary Shares or under the applicable indenture for the Debt Securities, namely, the warrant agent, the depositary or the trustee, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified

Boston Private Financial Holdings, Inc.

March 15, 2005

to engage in the activities contemplated by such warrant agreement, deposit agreement, indenture or other agreement, as applicable; that such warrant agreement, deposit agreement, indenture or other agreement, as applicable, has been duly authorized, executed and delivered by the other party and constitutes the legal, valid and binding obligation of the other party enforceable against the other party in accordance with its terms; that such other party is in compliance with respect to performance of its obligations under such warrant agreement, deposit agreement, indenture or other agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such warrant agreement, deposit agreement or indenture, as applicable.

Our opinions above are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity.

This opinion letter shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association’s Business Law Section as published in 53 Business Lawyer 831 (May 1998).

We hereby consent to being named as counsel to the Company in the Registration Statement, to the references therein to our firm under the caption “Legal Opinions” and to the inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Goodwin Procter LLP

GOODWIN PROCTER LLP